EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on Schedule 13G with respect to the shares of common stock of Rand Logistics, Inc., dated as of February 26, 2008, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 26, 2008	MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC, its General Partner

/s/ Hal Goldstein

Name: Hal Goldstein Title: Vice President

MHR ADVISORS LLC

/s/ Hal Goldstein

Name: Hal Goldstein Title: Vice President

MHR FUND MANAGEMENT LLC

/s/ Hal Goldstein

Name: Hal Goldstein Title: Vice President

MARK H. RACHESKY, M.D.

/s/ Hal Goldstein, Attorney in Fact